 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

BICO, INC.
(Exact name of Registrant as specified in its charter)

0-10822
(Commission File No.)

Pennsylvania	25-1229323
------------------------------	-----------------
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Wakonda
Dove Canyon, California	92679
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(Address of principal executive offices)	(Zip Code)

(949) 509-9858
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Registrant's telephone number, including area code

Check the appropriate box below of the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.

The Company's Form 8-K filed on November 12, 2004 reported the merger of cXc Services and BICO, Inc. That Form 8-K is hereby amended to include the following pro forma financial statements.

BICO, Inc.

INTRODUCTION TO THE UNAUDITED PRO FORMA
CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements give effect to the merger of cXc Services, Inc (CXC) into BICO, Inc (BICO) pursuant to the Joint Plan of Reorganization executed by BICO and confirmed by the United States Bankruptcy Court of the Western District of Pennsylvania. The pro forma statements have been prepared utilizing the historical financial statements of BICO and CXC. The pro forma condensed financial information is based on the estimates and assumptions set forth in the notes to the pro forma financial information.

The unaudited pro forma information is provided only for comparative purposes and does not purport to be indicative of the results of operations that actually would have been obtained if the purchase had been consummated on the date indicated or the results of operations that may be obtained in the future.

The unaudited pro forma condensed balance sheet assumes that the transaction had occurred on November 4, 2004. The transaction was accounted for under the purchase method of accounting. Under the purchase accounting method, assets acquired and liabilities assumed are recorded at their estimated fair value at the date of the purchase.

The unaudited pro forma condensed statements of operations represent the historical results of operations of the Company for the year ended December 31, 2003 and the nine month period ended September 30, 2004, adjusted to reflect the transactions as if they had occurred at the beginning of the period.

BICO, INC PRO FORMA CONDENSED BALANCE SHEET November 4, 2004

			PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
	BICO, INC	CXC, INC

ASSETS

CURRENT ASSETS
CASH	$ 298,150	$ -			$ 298,150

OTHER ASSETS
EXCLUSIVITY LICENSE		100,000			100,000

TOTAL ASSETS	$ 298,150	$ 100,000			$ 398,150

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
ACCOUNTS PAYABLE	$ -	$ 158,645			$ 158,645
LIABILITIES SUBJECT
TO COMPROMISE	7,166,974				7,166,974

TOTAL LIABILITIES	$ 7,166,974	$ 158,645			$ 7,325,619

STOCKHOLDERS' EQUITY(DEFICIT)
COMMON STOCK	738,750,778	100,000	(100,000)	[1]	738,750,778
PREFERRED STOCK			12,547	[1]	12,547
ADDITIONAL PAID IN CAPITAL	(468,788,830)		87,453	[1]	(468,701,377)
ACCUMULATED DEFICIT	(276,830,772)	(158,645)			(276,989,417)

TOTAL STOCKHOLDERS'
EQUITY (DEFICIT)	$ (6,868,824)	$ (58,645)			$ (6,927,469)

TOTAL LIABILITIES AND
STOCKHOLDERS'
EQUITY (DEFICIT)	$ 298,150	$ 100,000			$ 398,150

See notes to Unaudited Pro Forma Condensed Financial Statements.

BICO, INC PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED SEPTEMBER 30, 2004
	BICO, INC	CXC, INC	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

REVENUES
NET SALES	$ 7,500		$ (7,500)	[2]	$ -

GENERAL AND
ADMINISTRATIVE EXPENSES	178,592	487,991	413,417	[2]	1,080,000

LOSS FROM OPERATIONS	(171,092)	(487,991)	(420,917)	[2]	(1,080,000)

OTHER (INCOME)EXPENSE
FORGIVENESS OF DEBT	(928,188)		928,188	[2]	0
GAIN ON SALE OF SUBSIDIARY	(264,773)		264,773	[2]	0
INTEREST INCOME		(226)	226	[2]	0

NET INCOME (LOSS)	$ 1,021,869	$ (487,765)	$ (1,614,104)		$ (1,080,000)

INCOME (LOSS) PER SHARE	$ 0.00				$ (0.00)

WEIGHTED AVERAGE COMMON SHARES USED
IN COMPUTING PER
SHARE AMOUNTS	7,357,012,122				7,357,012,122

See notes to Unaudited Pro Forma Condensed Financial Statements.

BICO, INC PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004
	BICO, INC	CXC, INC	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

REVENUES
NET SALES	$ 625,231	0	$ (625,231)	[2]	$ 0

COST OF PRODUCTS SOLD	258,319	0	(258,319)	[2]	0
GENERAL AND
ADMINISTRATIVE EXPENSES	750,524	0	689,476	[2]	1,440,000

LOSS FROM OPERATIONS	(383,612)	0	(1,056,388)	[2]	(1,440,000)

OTHER (INCOME)EXPENSE
FORGIVENESS OF DEBT	(1,292,335)	0	1,292,335	[2]	0
GAIN ON SALE OF SUBSIDIARY	(1,061,254)	0	1,061,254	[2]	0
INTEREST EXPENSE	42,694	0	(42,694)	[2]	0

NET INCOME (LOSS)	$ 1,927,283	$ 0	$ (3,367,283)		$ (1,440,000)

INCOME (LOSS) PER SHARE	$ 0.00				$ (0.00)

WEIGHTED AVERAGE COMMON SHARES USED
IN COMPUTING PER
SHARE AMOUNTS	7,357,012,122				7,357,012,122

See notes to Unaudited Pro Forma Condensed Financial Statements.

BICO, Inc.

NOTES TO PRO FORMA
CONDENSED FINANCIAL STATEMENTS

The following pro forma adjustments reflect the BICO, Inc purchase of the stock of cXc Services, Inc. and reflects estimated fair value adjustments:

1.	Reflects the exchange of 100% of the common stock of CXC for 125,470,031 shares of convertible preferred stock of BICO.

The following pro forma adjustments are incorporated in the pro forma condensed statements of operations and are expected to have a continuing impact on the Company:

2.
Reflects the elimination of all prior BICO and CXC operations. By the end of the reorganization BICO had no employees, no operations, and no assets, all of its prior businesses were gone, as were the subsidiaries through which its operations had been conducted. The reorganized Company estimates ongoing monthly expenses of $120,000 to support base-level operations.

(c) Exhibits.

None
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BICO, INC.
(Registrant)

Date: June 2, 2005	By: /s/ Richard M. Greenwood
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Richard M. Greenwood
Chief Executive Officer
and President